UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K/A
                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported 10/31/2004)

                           FSPS Inc.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

           Delaware                   000-28335             84-1080043
- ----------------------------      ----------------   -------------------
(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)        Identification No.)


  4255 South Bannock St., Englewood CO. 80110
- ------------------------------------------------------------------------
               (Address of principal executive offices)


                          (866) 932-2628
- ------------------------------------------------------------------------
                   (Issuer's telephone number)


                         Not Applicable
- ------------------------------------------------------------------------
    (Former name or former address, if changed since last report)

                     All Correspondence to:

                          FSPS, Inc.
                  4255 South Bannock St.
                      Englewood, CO. 80110




Item 1.   Entry into a Material Definitive Agreement.

          Not Applicable


Item 2.   Acquisition or Disposition of Assets.

          Not Applicable


Item 3. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

          Not Applicable


Item 4.01      Changes in Registrant's Certifying Accountant.


(a) On December 8th, 2004, our Board of Directors was informed by our Audit Committee, that our accountant was not a registered certified public accountant as required by Sarbanes Oxley Act 2002 for the auditing of public companies. The Audit Committee therefore unanimously agreed to replace Carl S. Sanko CPA as the Company's Independent Public Accounting Firm effective immediately. Carl S. Sanko later delivered, via facsimile, a letter confirming the cessation of the client-auditor relationship between the Company and Carl S. Sanko CPA. The Board of Directors immediately engaged Jonathan P. Reuben CPA, as our independent certifying accountant for the preparation of an ammended 10-k for the year ended March 31st, 2004, and for future auditing purposes, effective December 8th, 2004.


I.	Mr. Sanko was dismissed as Registrant's principal independant accountant and was notified of his dismissal on December 8, 2004.

II.	The principal accountant's report on the financial statements did not contain an adverse opinion or disclaimer of opinion and was not modified as to a scope in the audits or accounting principles for the past two years; however, the accountant's reports for the two years were modified as to an uncertainty regarding the Company's ability to continue as a going concern.


III.	The decision to change accountants was unanimously recommended by the Audit Committee of Registrant's board of directors and was approved, unanimously, by Registrant's board of directors.

IV.	There were no disagreements with the former accountant, on any matter of acounting principals or practices, financial statement disclosure, or auditing scope or procedure.



Item 5.01   Change in Control of Registrant.

          (a) On October 31st, 2004, Mr. Dennis Schlagel died. Mr. Schlagel was a director of Registrant and, by reason of his ownership of all of the outstanding stock of Web Consultants, a control party of registrant. (Web Consultants owned, enough stock of registrant to cause it to be a control party of Registrant. Since Mr. Schlagel personally owned the stock of Web Consultant's, Mr. Schlagel was a control party of registrant.) Mr. Schlagel's death caused a vacancy on the Board of Directors of Registrant.

Mr. Hector Beltran took over Mr. Schlagel's ownership of all of the outstanding stock of Web Consultants and thus became a control party of registrant. Mr. Beltran was appointed to the Board of Registrant to fill the vacancy created by Mr. Schlagel's death.



Table 1.  Control of Registrant as of November 12th, 2004


			Number of Shares	Number of Voting Rights Percentage of then
Name			Of Common Stock	of Series A(3)&B(4) Preferred Stock Total Voting Rights

Hector Beltran		662,740 (1)		none           			7.8%
  (Director)

Blair J. Merriam	3,019,000 (2)(3)(4)	1,250,000			35.6%
  (Director)

Daniel W. Thornton	  862,500		none			        10.2%
 (Director and Secretary)


Outstanding Common Stock as of November 12th, 2004            8,475,211 shares

Total Percentage of then
  Total Voting Rights								53.6%

(1) 662,740 shares of common stock was issued to Web Consultants, Inc., which company is wholly owned by Mr. Beltran.

(2) Does not include 1,340,000 shares of common stock which Mr. Merriam may acquire should he exercise certain options granted to him covering said number of shares. Does not include 180,000 shares of common stock which may be acquired by Beltropic Inc., a company wholly owned by Mr. Merriam, should Beltropic, Inc. exercise the options held by it.

(3) There are 60,000 shares of Series A Preferred Stock outstanding. One Preferred Series A share converts to 100 shares of common stock, however these shares are then reverse split 10 for 1, per the reverse split of common stock approved by the shareholders on March 12th, 2002, so that the net effect is a conversion to 600,000 shares of common stock (and voting rights), of which Mr. Merriam owns 25,000 Series A Preferred shares, equivalent to 250,000 votes post conversion.

(4) There are 20,000 shares of Series B Preferred Stock outstanding. One Preferred Series B share converts to 100 shares of common stock. Mr. Merriam owns 10,000 shares of Series B Preferred Stock, with a conversion to 1,000,000 shares of common stock (and voting rights).


Item 7.01  Regulation FD Disclosure

         Not Applicable


Item 8.01  Other Events

         Not Applicable


Item 9.01  EXHIBITS:

Exhibit 16

February 01, 2005

Re:  Federal Security Protection Services, Inc.


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Ladies and Gentlemen:

I was previously the principal accountant for Federal Security
Protection Services, Inc. (the "Company").  On December 8, 2005,
I was informed that I was dismissed as the principal accountant for the Company. I have read and agree with the comments in Item 4.01 to Form 8-K (amended) of Federal Security Protection Services, Inc. dated January 13, 2005. I have no basis to agree or disagree with other statements of the registrant contained therein.


Sincerely,


/s/ Carl S. Sanko CPA

Carl S. Sanko CPA








SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FSPS Inc.


                              /s/Blair Merriam
                              ----------------------------------
                              Blair Merriam,
                              Chairman & Chief Executive Officer